Exhibit 99.2

Contact:	FOR RELEASE:
Tyler H. Rose	October 26, 2016
Executive Vice President
and Chief Financial Officer
(310) 481-8484 Or
Michelle Ngo
Senior Vice President
and Treasurer
(310) 481-8581

KILROY REALTY CORPORATION REPORTS
THIRD QUARTER FINANCIAL RESULTS
---------------

LOS ANGELES, October 26, 2016 - Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its third quarter ended September 30, 2016.

Third Quarter Highlights
Financial Results

•	Net income available to common stockholders of $0.54 per share

•	Funds from operations available to common stockholders and unitholders (“FFO”) of $0.92 per share

•	Revenues of $168.3 million

•	Net income and FFO included proceeds of approximately $0.05 per share related to a property damage settlement

Stabilized Portfolio

•	Stabilized portfolio was 96.6% occupied and 97.8% leased at September 30, 2016

•	Signed approximately 314,000 square feet of new or renewing leases

Strategic Venture

•
Entered into agreements with Norges Bank Real Estate Management (“NBREM”) through which NBREM will invest for a 44% common equity interest in two existing companies that own office buildings in San Francisco. The properties are located at 100 First Street and 303 Second Street in San Francisco’s SOMA district and aggregate approximately 1.2 million rentable square feet of office space. NBREM will contribute a total of $452.9 million to the companies, which is net of approximately $55.3 million that represents a proportionate share of the existing mortgage debt. The transaction was structured with a staggered closing and the 100 First Street venture closed on August 30 with a contribution by NBREM of $191.4 million. The 303 Second Street venture is scheduled to close in the fourth quarter

Capital Recycling

•	Completed the sale of two office properties aggregating 137,000 rentable square feet and a 7.0-acre land site in San Diego’s Sorrento Mesa submarket for gross proceeds of $49.0 million

•
Agreed to sell a 68,000 square-foot office building in San Diego’s Sorrento Mesa submarket for gross proceeds of $12.1 million with a scheduled closing date in the first quarter of 2017. This property is reported as held for sale as of September 30, 2016

Finance

•
Completed a private placement of $175.0 million of ten-year, 3.35% unsecured senior notes and $75.0 million of twelve-year, 3.45% unsecured senior notes with a delayed draw option required to be exercised by February 17, 2017. No amounts were drawn or outstanding as of September 30, 2016

Results for the Quarter Ended September 30, 2016
For the third quarter ended September 30, 2016, KRC reported net income available to common stockholders of $50.6 million, or $0.54 per share, compared to $101.4 million, or $1.09 per share, in the third quarter of 2015. Net income in the 2016 third quarter included $18.3 million, or $0.20 per share, of gains from property dispositions and proceeds of $5.0 million, or approximately $0.05 per share, related to a property damage settlement. Net income in the 2015 third quarter included $78.5 million, or $0.85 per share, of property disposition gains. FFO in the third quarter of 2016 was $88.5 million, or $0.92 per share, including proceeds from the property damage settlement, compared to $73.6 million, or $0.77 per share, in the year-earlier quarter. Revenues totaled $168.3 million in the third quarter, compared to $141.6 million in the prior year period.

All per share amounts in this report are presented on a diluted basis.

Operating and Leasing Activity
At September 30, 2016, KRC’s stabilized portfolio totaled approximately 13.6 million square feet of office space located in Los Angeles, Orange County, San Diego, the San Francisco Bay Area and greater Seattle and 200 residential units. During the third quarter, the company signed new or renewing leases in the office portfolio totaling 314,026 square feet of space. At quarter-end, the office portfolio was 96.6% occupied, compared to 94.8% at December 31, 2015 and 95.6% at September 30, 2015, and was 97.8% leased.

Real Estate Development Activity
At September 30, 2016, KRC had one project under construction totaling approximately 700,000 square feet of space and representing a total estimated investment of approximately $485.0 million. The company also had two office properties encompassing approximately 450,000 square feet in lease-up representing a total estimated investment of approximately $275.0 million that were 81% committed at the end of the third quarter. In addition, the company’s recently completed residential property was 22% leased at September 30, 2016.

Management Comments
“We’re approaching the end of 2016 from a position of significant strength,” said John Kilroy, the company’s chairman, president and chief executive officer. “Our stabilized portfolio is generating strong same-store NOI growth. Our existing properties and new development continue to attract major leasing commitments, supporting the strategic choices we’ve made in the ongoing evolution of our portfolio. And our disciplined commitment to a strong balance sheet and strategic access to multiple capital sources has enabled us to lock in our funding needs at attractive rates for the next stage of our development pipeline.”

FFO per Share Guidance
The company has updated its guidance range of NAREIT defined FFO per share (diluted) for the full year 2016 to $3.43 - $3.47 per share with a midpoint of $3.45 per share.

These estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release and otherwise referenced during the conference call referred to below. These estimates do not include possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions, other possible capital markets activity or possible future impairment charges. There can be no assurance that the company’s actual results will not differ materially from these estimates.

Conference Call and Audio Webcast
KRC management will discuss earnings guidance for fiscal year 2016 during the company’s October 27, 2016 earnings conference call. The call will begin at 10:00 a.m. Pacific Time and last approximately one hour. Those interested in listening via the Internet can access the conference call at http://www.kilroyrealty.com. Please go to the website 15 minutes before the call and register. It may be necessary to download audio software to hear the conference call. Those interested in listening via telephone can access the conference call at (888) 713-4214 reservation #27486596. A replay of the conference call will be available via phone through November 3, 2016 at (888) 286-8010, reservation #81807567, or via the Internet at the company’s website.

About Kilroy Realty Corporation
With nearly 70 years’ experience owning, developing, acquiring and managing real estate assets in West Coast real estate markets, Kilroy Realty Corporation (KRC), a publicly traded real estate investment trust and member of the S&P MidCap 400 Index, is one of the region’s premier landlords. The company provides physical work environments that foster creativity and productivity and serves a broad roster of dynamic, innovation-driven tenants, including technology, entertainment, digital media and health care companies.

At September 30, 2016, the company’s stabilized portfolio totaled 13.6 million square feet of office properties, all located in the coastal regions of greater Seattle, the San Francisco Bay Area, Los Angeles, Orange County and San Diego. The company is recognized by GRESB as the North American leader in sustainability and was ranked first among 178 North American participants across all asset types. At the end of the third quarter, the company’s properties were 51% LEED certified and 72% of eligible properties were ENERGY STAR certified. In addition, KRC had one office project totaling approximately 700,000 square feet under construction and two office projects in lease-up totaling approximately 450,000 square feet. More information is available at http://www.kilroyrealty.com.

Non-GAAP Financial Information
The company does not provide a reconciliation for its guidance range of FFO per common share/unit - diluted to net income available to common stockholders per common share - diluted, the most directly comparable forward-looking GAAP financial measure, because it is unable to provide a meaningful or accurate estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income available to common stockholders per share - diluted, including, for example, gains on sales of depreciable real estate and other items that have not yet occurred and are out of the company’s control. For the same reasons, the company is unable to address the probable significance of the unavailable information and believes that providing a reconciliation for its guidance range of FFO per common share/unit - diluted would imply a degree of precision as to its forward-looking net income available to common stockholders per common share - diluted that would be confusing or misleading to investors.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated in forward-looking statements, and you should not rely on forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in forward-looking statements, including, among others, risks associated with: global market and general economic conditions and their effect on our liquidity and financial conditions and those of our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California and Washington; investment in our real estate assets, which are illiquid; trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses; our ability to release property at or above current market rates; costs to comply with government regulations, including environmental remediations; the availability of cash for distribution and debt service and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; failure of interest rate hedging contracts to perform as expected and the effectiveness of such arrangements; the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or implementations of, applicable laws, regulations or legislation; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers’ financial condition and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; and our ability to maintain our status as a REIT. These factors are not exhaustive. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2015 and our other filings with the Securities and Exchange Commission. All forward-looking statements are based on information that was available, and speak only as of the date on which they are made. We assume no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent required in connection with ongoing requirements under U.S. securities laws.

KILROY REALTY CORPORATION
SUMMARY OF QUARTERLY RESULTS
(unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues	$168,348	$141,553	$473,927	$433,862

Net income available to common stockholders (1)	$50,582	$101,446	$251,112	$195,508

Weighted average common shares outstanding – basic	92,227	92,150	92,221	89,077
Weighted average common shares outstanding – diluted	92,920	92,639	92,832	89,593

Net income available to common stockholders per share – basic (1)	$0.54	$1.10	$2.71	$2.18
Net income available to common stockholders per share – diluted (1)	$0.54	$1.09	$2.69	$2.17

Funds From Operations (1)(2)(3)	$88,535	$73,588	$249,450	$239,939

Weighted average common shares/units outstanding – basic (4)	95,992	95,097	95,760	92,048
Weighted average common shares/units outstanding – diluted (4)	96,686	95,586	96,371	92,564

Funds From Operations per common share/unit – basic (4)	$0.92	$0.77	$2.60	$2.61
Funds From Operations per common share/unit – diluted (4)	$0.92	$0.77	$2.59	$2.59

Common shares outstanding at end of period			92,272	92,220
Common partnership units outstanding at end of period			2,631	1,788
Total common shares and units outstanding at end of period			94,903	94,008

			September 30, 2016	September 30, 2015
Stabilized office portfolio occupancy rates: (5)
Los Angeles and Ventura Counties			94.8%	94.1%
Orange County			97.8%	95.7%
San Diego County			94.5%	96.3%
San Francisco Bay Area			98.3%	96.8%
Greater Seattle			98.2%	94.7%
Weighted average total			96.6%	95.6%

Total square feet of stabilized office properties owned at end of period: (5)
Los Angeles and Ventura Counties			3,633	3,505
Orange County			272	272
San Diego County			2,643	3,318
San Francisco Bay Area			4,992	3,890
Greater Seattle			2,066	2,066
Total			13,606	13,051
________________________

(1)
Net income available to common stockholders for the three and nine months ended September 30, 2016 includes gains on sales of depreciable operating properties of $18.3 million and $164.3 million, respectively. Net income available to common stockholders and Funds From Operations for the nine months ended September 30, 2016 includes a loss on sale of land of $0.3 million. Net income available to common stockholders for the three and nine months ended September 30, 2015 includes gains on sales of depreciable operating properties of $78.5 million and $110.0 million, respectively. Net income available to common stockholders and Funds From Operations for the nine months ended September 30, 2015 includes a gain on sale of land of $17.3 million.

(2)
Reconciliation of Net income available to common stockholders to Funds From Operations available to common stockholders and unitholders and management statement on Funds From Operations are included after the Consolidated Statements of Operations.

(3)	Reported amounts are attributable to common stockholders and common unitholders.

(4)	Calculated based on weighted average shares outstanding including participating share-based awards and assuming the exchange of all common limited partnership units outstanding.

(5)
Occupancy percentages and total square feet reported are based on the company’s stabilized office portfolio for the periods presented. Occupancy percentages and total square feet shown for September 30, 2015 include the office properties that were sold subsequent to September 30, 2015 and held for sale at September 30, 2016.

KILROY REALTY CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2016	December 31, 2015
	(unaudited)
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$1,017,591	$875,794
Buildings and improvements	4,669,442	4,091,012
Undeveloped land and construction in progress	945,805	1,361,340
Total real estate assets held for investment	6,632,838	6,328,146
Accumulated depreciation and amortization	(1,095,562)	(994,241)
Total real estate assets held for investment, net	5,537,276	5,333,905

Real estate assets and other assets held for sale, net	9,440	117,666
Cash and cash equivalents	250,523	56,508
Restricted cash	57,501	696
Marketable securities	14,121	12,882
Current receivables, net	9,709	11,153
Deferred rent receivables, net	212,204	189,704
Deferred leasing costs and acquisition-related intangible assets, net	180,613	176,683
Prepaid expenses and other assets, net (1)	60,752	27,233
TOTAL ASSETS	$6,332,139	$5,926,430

LIABILITIES AND EQUITY
LIABILITIES:
Secured debt, net (1)	$370,666	$380,835
Unsecured debt, net (1)	1,846,672	1,844,634
Unsecured line of credit	—	—
Accounts payable, accrued expenses and other liabilities	252,122	246,323
Accrued dividends and distributions	37,749	34,992
Deferred revenue and acquisition-related intangible liabilities, net	134,436	128,156
Rents received in advance and tenant security deposits	48,518	49,361
Liabilities and deferred revenue of real estate assets held for sale	74	7,543
Total liabilities	2,690,237	2,691,844

EQUITY:
Stockholders’ Equity
6.875% Series G Cumulative Redeemable Preferred stock	96,155	96,155
6.375% Series H Cumulative Redeemable Preferred stock	96,256	96,256
Common stock	923	923
Additional paid-in capital	3,191,718	3,047,894
Retained earnings/(distributions in excess of earnings)	78,107	(70,262)
Total stockholders’ equity	3,463,159	3,170,966
Noncontrolling Interests
Common units of the Operating Partnership	93,270	57,100
Noncontrolling interests in consolidated property partnerships	85,473	6,520
Total noncontrolling interests	178,743	63,620
Total equity	3,641,902	3,234,586
TOTAL LIABILITIES AND EQUITY	$6,332,139	$5,926,430
________________________

(1)
Effective January 1, 2016, the company adopted Financial Accounting Standards Board Accounting Standards Update No. 2015-03 and 2015-15, which changed the presentation of deferred financing costs on the balance sheet. As a result, for all periods presented, deferred financing costs, with the exception of deferred financing costs related to the unsecured line of credit, have been reclassified as a reduction to the related secured debt, net and unsecured debt, net line items. Deferred financing costs related to the unsecured line of credit are included in prepaid expenses and other assets, net.

KILROY REALTY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
REVENUES
Rental income	$146,539	$129,510	$423,947	$391,892
Tenant reimbursements	16,406	11,681	43,948	40,280
Other property income	5,403	362	6,032	1,690
Total revenues	168,348	141,553	473,927	433,862

EXPENSES
Property expenses	30,050	26,684	85,236	78,264
Real estate taxes	14,501	12,087	39,378	37,232
Provision for bad debts	—	—	—	289
Ground leases	909	862	2,506	2,451
General and administrative expenses	13,533	10,799	40,949	36,200
Acquisition-related expenses	188	4	964	397
Depreciation and amortization	56,666	49,422	160,452	152,567
Total expenses	115,847	99,858	329,485	307,400

OTHER (EXPENSES) INCOME
Interest income and other net investment gains (losses)	538	(694)	1,120	177
Interest expense	(14,976)	(12,819)	(41,189)	(44,561)
Total other (expenses) income	(14,438)	(13,513)	(40,069)	(44,384)

INCOME FROM OPERATIONS BEFORE GAINS (LOSSES) ON SALES OF REAL ESTATE	38,063	28,182	104,373	82,078
Net (loss) gain on sales of land	—	—	(295)	17,268
Gains on sale of depreciable operating properties	18,312	78,522	164,302	109,950
NET INCOME	56,375	106,704	268,380	209,296

Net income attributable to noncontrolling common units of the Operating Partnership	(1,453)	(1,945)	(5,892)	(3,850)
Net income attributable to noncontrolling interests in consolidated property partnerships	(1,027)	—	(1,438)	—
Total income attributable to noncontrolling interests	(2,480)	(1,945)	(7,330)	(3,850)

NET INCOME ATTRIBUTABLE TO KILROY REALTY CORPORATION	53,895	104,759	261,050	205,446

PREFERRED DIVIDENDS	(3,313)	(3,313)	(9,938)	(9,938)
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$50,582	$101,446	$251,112	$195,508

Weighted average common shares outstanding – basic	92,227	92,150	92,221	89,077
Weighted average common shares outstanding – diluted	92,920	92,639	92,832	89,593

Net income available to common stockholders per share – basic	$0.54	$1.10	$2.71	$2.18
Net income available to common stockholders per share – diluted	$0.54	$1.09	$2.69	$2.17

KILROY REALTY CORPORATION
FUNDS FROM OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net income available to common stockholders	$50,582	$101,446	$251,112	$195,508
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	1,453	1,945	5,892	3,850
Net income attributable to noncontrolling interests in consolidated property partnerships	1,027	—	1,438	—
Depreciation and amortization of real estate assets	55,460	48,719	157,587	150,531
Gains on sales of depreciable real estate	(18,312)	(78,522)	(164,302)	(109,950)
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(1,675)	—	(2,277)	—
Funds From Operations(1)(2)(3)	$88,535	$73,588	$249,450	$239,939

Weighted average common shares/units outstanding – basic	95,992	95,097	95,760	92,048
Weighted average common shares/units outstanding – diluted	96,686	95,586	96,371	92,564

Funds From Operations per common share/unit – basic (2)	$0.92	$0.77	$2.60	$2.61
Funds From Operations per common share/unit – diluted (2)	$0.92	$0.77	$2.59	$2.59
 ________________________

(1)
We calculate Funds From Operations available to common stockholders and common unitholders (“FFO”) in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We also add back net income attributable to noncontrolling common units of the Operating Partnership because we report FFO attributable to common stockholders and common unitholders.

We believe that FFO is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations.

(2)	Reported amounts are attributable to common stockholders and common unitholders.

(3)
FFO available to common stockholders and unitholders includes amortization of deferred revenue related to tenant-funded tenant improvements of $3.5 million and $3.7 million for the three months ended September 30, 2016 and 2015, respectively, and $9.6 million and $10.0 million for the nine months ended September 30, 2016 and 2015, respectively.